CODE OF ETHICS
OF
HUSSMAN INVESTMENT TRUST

Adopted July 20, 2000
Updated October 28, 2010

Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") addresses conflicts of interest that arise from personal trading activities of investment company personnel.  In particular, Rule 17j-1 prohibits fraudulent, deceptive or manipulative acts by such personnel in connection with their personal transactions in securities held or to be acquired by the investment company.  The Rule also requires an investment company to adopt a code of ethics containing provisions reasonably necessary to prevent fraudulent, deceptive or manipulative acts and requires certain persons to report their personal securities transactions to the investment company.

This Code of Ethics (the "Code") has been adopted by the Board of Trustees (the "Board") of Hussman Investment Trust (the "Trust").  It is based on the principle that the members of the Board (each, a "Trustee," and collectively, the "Trustees") and officers of the Trust (each, an "Officer," and collectively, the "Officers") owe a fiduciary duty to the Trust's shareholders to conduct their affairs, including their personal securities transactions, in such a manner as to avoid: (1) serving their own personal interests ahead of the shareholders; (2) taking advantage of their position; and (3) any actual or potential conflicts of interest.

I.          Definitions.  As used in this Code, the following terms shall have the following meanings:

(a)	"Access person" shall mean any Trustee or Officer.
(b)	"Adviser" shall mean Hussman Econometrics Advisors, Inc.
(c)
"Beneficial ownership" shall have the same meaning as in Rule 16a-1(a)(2) for the purposes of Section 16 of the Securities Exchange Act of 1934, as amended.  Generally, a person is considered the beneficial owner of securities if the person has a pecuniary interest in the securities and includes securities held by members of the person's immediate family sharing the same household, or other persons if, by reason of any contract, understanding, relationship, agreement or other arrangement, the person obtains from such securities benefits substantially equivalent to those of ownership.

(d)	"Independent Trustee" shall mean a Trustee who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.
(e)	"Funds" shall mean Hussman Strategic Growth Fund, Hussman Strategic Total Return Fund, Hussman Strategic International Equity Fund and any future series established by the Trust.
(f)
"Security" shall have the same meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include: shares of any registered open-end investment company (other than the Funds and exchange-traded funds); direct obligations of the U.S. Government; bankers' acceptances; bank certificates of deposit; commercial paper; and high-quality short-term debt instruments, including repurchase agreements.
(g)
A "security held or to be acquired by the Funds" shall mean: (1) any security which, within the most recent fifteen (15) days, is or has been held by a Fund or is being or has been considered by a Fund or the Adviser for purchase by a Fund; or (2) any option to purchase or sell, and any security convertible into or exchangeable for, any such security.

(h)	"Transaction" shall mean any purchase, sale or any type of acquisition or disposition of securities, including the writing of an option to purchase or sell securities.

II.   Prohibition on Certain Actions.  Trustees and Officers shall not, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Funds:

1.	Employ any device, scheme or artifice to defraud the Funds;
2.
Make any untrue statement of a material fact to the Trust or to omit to state a material fact necessary in order to make the statements made to the Trust, in light of the circumstances under which they are made, not misleading;

3.	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Funds; or
4.	Engage in any manipulative practice with respect to the Funds.

III.       Code of Ethics of Adviser.  All Trustees and Officers who are also directors, officers or employees of the Adviser are subject to the Code of Ethics of the Adviser, which is incorporated by reference herein.

IV.       Quarterly Reporting of Securities Transactions.  Each Trustee and Officer, other than an Independent Trustee, shall file with the Secretary of the Trust (the "Secretary") no later than ten (10) days after the end of each calendar quarter, a report listing all personal transactions in securities for that quarter (a "Quarterly Personal Securities Transaction Report").  The form attached as "Exhibit A" shall be used for this purpose.  All Quarterly Personal Securities Transaction Reports will be reviewed by the Secretary.  Notwithstanding the foregoing, an Independent Trustee shall be required to file a Quarterly Personal Securities Transaction Report with respect to transactions where such Trustee knows, or in the course of fulfilling his or her duties as a Trustee should have known, that during the 15-day period immediately preceding or following the date of a transaction in a security by the Trustee such security was purchased or sold by a Fund or the purchase or sale of the security by a Fund is or was considered by a Fund or the Adviser (a "Covered Security Transaction").  Additionally, a Quarterly Personal Securities Transaction Report shall be required of an Independent Trustee with respect to a Covered Security Transaction effected by or for: (1) an account over which the Independent Trustee exercises investment control, influence or discretion; or (2) a third party upon receipt of information, instructions or direction from the Independent Trustee.

A Trustee or Officer need not file a Quarterly Personal Securities Transaction Report if the report would duplicate information contained in broker trade confirmations or account statements received by the Secretary with respect to the Trustee or Officer in the required time period, if all of the information required by the form attached as Exhibit A is contained in the broker trade confirmations or account statements or is otherwise in the records of the Trust or the Adviser.

V.        Initial and Annual Reporting of Holdings.  Each Trustee and Officer, other than an Independent Trustee, shall file with the Secretary, no later than ten (10) days after he or she becomes a Trustee or Officer, an initial holdings report listing all securities beneficially owned by such person as of the date he or she became a Trustee or Officer.  On an annual basis, not later than January 30 of each year, each Trustee and Officer, other than an Independent Trustee, shall file with the Secretary, in the form attached as "Exhibit B," an annual certification and holdings report, pursuant to which such Trustee or Officer shall: (1) certify to his or her compliance with this Code; and (2) list all securities beneficially owned (directly or indirectly) by such person.  The listing of securities included in the report must be current as of a date no more than thirty (30) days before the report is submitted.  Additionally, any such initial or annual report shall set forth the following information: (1) the title, number of shares and principal amount of each security in which the Trustee or Officer had any direct or indirect beneficial ownership; (2) the name of any broker, dealer or bank which maintains an account in which any securities of which the Trustee or Officer has or had direct or indirect beneficial ownership were held; and (3) the date that the report is submitted.  A Trustee or Officer need not make these reports if the report would duplicate information contained in broker trade confirmations or account statements received by the Secretary with respect to the Trustee or Officer in the required time period, if all of the information required under this Section V is contained in the broker trade confirmations or account statements or is otherwise in the records of the Trust or the Adviser.

VI.       Disclaimer of Beneficial Ownership.  A Trustee or Officer may include in any report required under Sections IV or V above, a disclaimer as to the beneficial ownership in any securities covered by the report.

VII.      Annual Certification by Independent Trustees.   Each Independent Trustee will be required to certify to the Trust following the end of each year that he or she has complied with the Code and has reported to the Trust all transactions in securities required to be reported under this Code, including any Covered Security Transaction (as defined in Section IV above) effected by or for: (1) such Independent Trustee, (2) a third party upon receipt of information, instructions or direction from such Independent Trustee; or (3) an account over which such Independent Trustee exercises investment control, influence or discretion.  Such certification will be filed with the Secretary no later than January 30 of each year.

VIII.     Review of Reports; Sanctions.  The Secretary shall review the reports required under this Code and shall report violations of the Code at least quarterly to the Board.  If any Trustee or Officer violates any provisions set forth in this Code, the Board shall impose such sanctions as it deems appropriate including, but not limited to, a letter of censure or termination of employment, censure, fines, freezing of one's personal account or securities in that account for a specified time frame.

IX.        Reporting to Board.  At least once each year, the Secretary shall provide the Board with a written report that: (1) describes issues that arose during the previous year under this Code including, but not limited to, information about material violations and sanctions imposed in response to those material violations, and (2) certifies to the Board that the Trust has adopted procedures reasonably necessary to prevent its access persons from violating this Code.

X.         Notification of Reporting Obligation.  The Secretary shall identify all persons who are required to make the reports and/or certifications required under Sections IV, V and VII and shall inform those persons of their filing obligation.  Each access person of the Trust shall be required to acknowledge in writing, in the form attached as "Exhibit C," that he or she has received a copy of, has read and fully understands and will comply with, this Code.

XI.        Retention of Records.  The Trust shall maintain the following records, for the time periods and in the manner set forth below, at its principal place of business:

1.	A copy of this Code, and each code of ethics previously in effect for the Trust at any time within the past five years, must be maintained in an easily accessible place.
2.
A record of any violation of the Code, and any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.

3.
A copy of each report required to be made by an officer or trustee pursuant to this Code must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

4.
A record of all persons, currently or within the past five years, who are or were required to make reports and/or certifications under Sections IV, V and VII, or who are or were responsible for reviewing these reports or certifications, must be maintained in an easily accessible place.

5.
A copy of each report required to be made by the Secretary to the Board pursuant to Section IX. must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

Exhibit A

Quarterly Personal Securities Transaction Report

____________________________________	____________________________________
Name (please print)	Quarter Ending

INSTRUCTIONS:  Record all applicable security transactions which are not specifically excepted by the Code of Ethics.  To indicate no transactions, the word "NONE" must appear.  This form must be returned within 10 calendar days after the close of each quarter.
Date	Purchase/Sale/ Other	Number of Shares/ Principal Amount	Title of Security	Price	Broker/Dealer/Bank

Please disclose below any securities account over which you have a beneficial interest and which was established during the quarter covered by this report.
Account Registration	Broker/Dealer/Bank	Account No.	Date Established

I acknowledge that the transactions listed above comprise all transactions executed in accounts in which I have a beneficial interest and there are no other transactions in securities in which I had or acquired a beneficial interest (whether or not effected in any brokerage or other account) that are required to be reported.

____________________________________	____________________________________
Signature of Access Person	Approved
____________________________________	____________________________________
Date of Filing	Date Approved

EXHIBIT B

ANNUAL CERTIFICATION AND HOLDINGS REPORT
December 31, 20___

_______________________________
Name (please print)

INSTRUCTIONS:  Record holdings, as of December 31, 20__, in all Securities which are not specifically excepted by the Code of Ethics in which you had any direct or indirect beneficial ownership.  This form must be returned by January 30, 20__.

Title of Security	Number of Shares/ Principal Amount

Please disclose below any account in which any Securities are held for you direct or indirect benefit, as of
December 31, 20__.

Account Registration	Broker / Dealer / Bank	Account Number

By signing below I certify that the Securities and accounts listed above comprise all Securities and accounts in which I had any direct or indirect beneficial ownership as of the date listed above.  I further certify that I have read and fully understand the Code of Ethics of Hussman Investment Trust and have complied in all respects with the Code of Ethics.

_______________________________	_______________________________
Signature of Access Person	Approved

_______________________________	_______________________________
Date of Filing	Date Approved

EXHIBIT C

CODE OF ETHICS
CERTIFICATION OF COMPLIANCE

As an Access Person as defined in the Code of Ethics of Hussman Investment Trust adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Code"), I hereby certify that I have received and have read and fully understand the Code, and I recognize that I am subject to the Code.  I further certify that I will comply with the requirements of the Code and will disclose and report all personal securities holdings required to be disclosed or reported pursuant to the requirements of the Code.

___________________________________
Signature

___________________________________
Name (Please Print)

___________________________________
Date